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                                   Exhibit 2.5

                         COMMON STOCK PURCHASE AGREEMENT

                              E-SYNC NETWORKS, INC.

                                October 31, 2000
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                         COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 31st day of October, 2000, by and between E-SYNC NETWORKS, INC. a Delaware corporation (the "Company"), and David Mack (the "Investor").

                               W I T N E S S E T H

                  WHEREAS, the Company desires to issue and sell 540,541 shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock") to the Investor; and

                  WHEREAS, the Investor desires to purchase the Shares, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and representations hereinafter stated, and intending to be legally bound hereby, the parties agree as follows:

         1.       Purchase and Sale of Shares.

                  1.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, including without limitation Sections 1.3 and 4 hereof, on the Closing Date (as defined below), at the Closing referred to in
Section 1.3 hereof (the "Closing"), the Investor agrees to purchase from the Company and the Company agrees to sell and issue to the Investor, the Shares.

                  1.2 Purchase Price. As the full consideration to be paid by the Investor for the issuance and sale of the Shares, the Investor shall pay to the Company the aggregate sum of $1,000,000 (the "Purchase Price").

                  1.3 Closing.

                           (a) The Closing shall take place at the offices of
Finn Dixon & Herling LLP, Stamford, Connecticut, commencing at 9:00 a.m. Eastern standard time on October 31, 2000, or on such other date as may be agreed to in writing by the parties hereto (the "Closing Date").

                           (b) At the Closing the Company shall deliver to the
Investor a stock certificate or certificates representing the total number of Shares to be issued and sold to the Investor.
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         2.       Representations of the Company.

                  2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

                  2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder, has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

                  2.3 Valid Issuance of the Securities. The Shares that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

                  2.4 Offering. Subject in part to the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                  2.5 SEC Reporting. The Company has filed all reports, registration statements, definitive proxy statements and other documents and all amendments thereto and supplements thereof required to be filed by it with the United States Securities and Exchange Commission (the "SEC") since October 31, 1999 (the "SEC Reports"), all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. As of the respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the Company's SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

         3. Representations and Warranties of the Investors. The Investor hereby represents and warrants to the Company and acknowledges and intends that the Company rely thereon, as follows:
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                  3.1 Investment. The Investor is acquiring the Shares for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, the Investor has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Investor is an "accredited investor" as defined in Rule 501(a) under the Act. The Investor understands that the Shares have not been, and will not be, registered under the Act by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein.

                  3.2 Authority. The Investor has full power and authority to enter into and to perform this Agreement in accordance with its terms.

                  3.3 Experience. The Investor has reviewed the representations concerning the Company contained in this Agreement carefully and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Investor any and all written information which he has requested and have answered to the Investor's satisfaction all inquiries made by the Investor; and the Investor has sufficient knowledge and experience in finance and business that he is capable of evaluating the risks and merits of his investment in the Company and the Investor financially is able to bear the risks thereof.

                  3.4 Legend. The Investor understands that the certificates evidencing the Shares will bear a legend stating in substance the foregoing and the Investor agrees to the foregoing:

         THE SALE AND ISSUANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SHARES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.
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         4.       Condition to Closing. The obligation of the Company to issue and sell the Shares to the Investor shall be conditioned upon the payment of the Purchase Price by the Investor to the Company on or before the Closing.

         5.       Miscellaneous.

                  5.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one year thereafter and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

                  5.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  5.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Connecticut, as applied to agreements among Connecticut residents entered into and to be performed entirely within Connecticut.

                  5.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  5.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) forty-eight (48) hours after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, (iii) upon transmission of a confirmed telecopy to such party at a telecopier number furnished by such party for such purpose, or (iv) upon delivery to such address by Federal Express or other overnight courier service.

                  5.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a
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particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

                  5.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  5.9 Remedies. Each of the parties to this Agreement is entitled to all remedies in the event of breach provided at law or in equity, specifically including, but not limited to, specific performance.

                  5.10 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

                  5.11 Information to be Provided by Investor. The Investor agrees to provide to the Company such information as the Company reasonably may request in order to make accurate and timely required filings and disclosures to its stockholders and to federal, state and self-regulatory agencies.
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         Company                       E-Sync Networks, Inc
                                       35 Nutmeg Drive
                                       Trumbull, CT 06611

                                       By: /s/ Frank J. Connolly Jr.
                                           -------------------------

         Investor                      /s/ David Mack
                                       ----------------------------
                                       David Mack
                                       c/o The Mack Company
                                       370 West Passaic Street
                                       Rochelle Park, NJ 07662